UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2020

RESIDEO TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38635	82-5318796
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 East 6th Street Austin, Texas	78702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (763) 954-5204

Registrant’s Former Name or Address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol:	Name of each exchange on which registered:
Common Stock, $0.001 Par Value	REZI	New York Stock Exchange

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

Credit Agreement Amendment

On November 16, 2020, Resideo Technologies, Inc. (the “Company”) entered into a Second Amendment to Credit Agreement dated as of November 16, 2020, by and among the Company, Resideo Holding Inc., a Delaware corporation, Resideo Intermediate Holding Inc., a Delaware corporation (“Resideo Intermediate”), Resideo Funding Inc., a Delaware corporation, the lenders and issuing banks party thereto, and JPMorgan Chase Bank, N.A., as administrative agent (the “Credit Agreement Amendment”).

The Credit Agreement Amendment amended the existing Credit Agreement dated as of October 25, 2018 (as amended, the “Credit Agreement”) to, among other things, permit sale and leaseback transactions by Holdings, the Borrower or any Restricted Subsidiary (each as defined in the Credit Agreement) in an aggregate amount not to exceed $150,000,000 for all such sale and leaseback transactions, provided that, (x) each sale and leaseback transaction is undertaken on arm’s length commercial terms and (y) no Event of Default (as defined in the Credit Agreement) has occurred and is continuing or would result therefrom.

The foregoing description of the Credit Agreement Amendment is qualified in its entirety by reference to the Credit Agreement Amendment, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Indemnification and Reimbursement Agreement Amendment

On November 16, 2020, Resideo Intermediate entered into a Third Amendment to Indemnification and Reimbursement (the “Reimbursement Agreement Amendment” and the underlying Indemnification and Reimbursement Agreement, as amended, being referred to herein as the “Reimbursement Agreement”), dated as of October 14, 2018 between Resideo Intermediate and Honeywell International Inc. (“Honeywell”). Pursuant to the Reimbursement Agreement Amendment, Exhibit G of the Reimbursement Agreement was amended to, among other things, permit sale and leaseback transactions by the Indemnitor, the Borrower and the Indemnitor Group Restricted Subsidiaries (each as defined in the Reimbursement Agreement) in an aggregate amount not to exceed $150,000,000 for all such sale and leaseback transactions, provided that, (x) each sale and leaseback transaction is undertaken on arm’s length commercial terms and (y) no Event of Default (as defined in the Credit Agreement) has occurred and is continuing or would result therefrom.

The Reimbursement Agreement Amendment expressly reserves all rights of the parties thereto and their respective affiliates in respect of the Reimbursement Agreement and each other contract or agreement between such parties or their affiliates (the “Other Agreements”), and provides that the execution of such amendment does not constitute a waiver of any claims, rights, remedies, defenses, arguments, interpretations or obligations of such parties or their affiliates under or related to the Reimbursement Agreement or any Other Agreement.

The foregoing description of the Reimbursement Agreement Amendment is qualified in its entirety by reference to the Reimbursement Agreement Amendment, a copy of which is filed herewith as Exhibit 2.1 and incorporated herein by reference.

Underwriting Agreement

On November 17, 2020, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC and Evercore Group L.L.C., as representatives of the several underwriters named therein. The Underwriting Agreement provides for the offer and sale by the Company of 17,000,000 shares of common stock, par value $0.001 per share, of the Company at the public offering price of $15.00 per share (the “Offering”). Additionally, pursuant to the terms of the Underwriting Agreement, the Company granted the underwriters an option, exercisable for 30 days after the date of the Underwriting Agreement, to purchase up to an additional 2,550,000 shares of common stock.

The Offering closed on November 20, 2020 and the Company received net proceeds of approximately $242.8 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company.

The Company anticipates that it will use the net proceeds of the Offering to repay borrowings under its revolving credit facility and for general corporate purposes, including funding growth investments and potential acquisitions.

The Offering was made pursuant to a shelf registration statement on Form S-3 (No. 333-250098), initially filed with the Securities and Exchange Commission on November 16, 2020, and a prospectus supplement dated November 17, 2020.

The Underwriting Agreement contains customary representations, warranties, covenants, and agreements by the Company, indemnification obligations of the Company and the underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties, and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and incorporated herein by reference. A copy of the opinion of Willkie Farr & Gallagher LLP regarding the validity of the common stock is attached as Exhibit 5.1 hereto.

Item 8.01	Other Events

On November 16, 2020, the Company issued a press release announcing the commencement of the Offering. On November 17, 2020, the Company issued a press release announcing the pricing of the Offering. The press releases are attached as Exhibits 99.1 and 99.2 hereto, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

1.1	Underwriting Agreement, dated November 17, 2020, between Resideo Technologies, Inc. and Morgan Stanley & Co. LLC and Evercore Group L.L.C., as representatives of the several underwriters named therein.

2.1	Third Amendment to Indemnification and Reimbursement Agreement, dated as of November 16, 2020, between Resideo Intermediate Holding Inc. and Honeywell International Inc.

5.1	Opinion of Willkie Farr & Gallagher LLP regarding the validity of the common stock.

10.1	Second Amendment to Credit Agreement dated as of November 16, 2020, by and among the Company, Resideo Holding Inc., a Delaware corporation, Resideo Intermediate Holding Inc., a Delaware corporation, Resideo Funding Inc., a Delaware corporation, the lenders and issuing banks party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.

23.1	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1).

99.1	Press Release, dated November 16, 2020.

99.2	Press Release, dated November 17, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RESIDEO TECHNOLOGIES, INC.

By:	/s/ Jeannine J. Lane
Name:	Jeannine J. Lane
Title:	Executive Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer

Date: November 20, 2020